EXHIBIT 99.2
                                                                    ------------


FOR IMMEDIATE RELEASE


CONTACTS:    Dave Stedman              Richard E. Wilkes
             President                 President
             LION, Inc.                IMX, Inc.
             800-546-6463              832-601-1053

                    LION AND IMX ANNOUNCE STRATEGIC ALLIANCE
                    ----------------------------------------

      COMBINING TECHNOLOGIES AND EXTENDING BOTH COMPANIES' MARKETING REACH

Seattle, WA and Houston, TX - LION, Inc. (OTC Bulletin Board: LINN) and IMX, Inc.(R) today announced the signing of a strategic alliance that will incorporate IMX Exchange(R) technology and its participating lenders and brokers into the LION marketplace. IMX Exchange(R) is a robust loan program and price discovery engine that provides online rate lock and file submission between mortgage brokers and wholesale lenders. This addition to LION's large loan database and search engine will provide greater information, access and functionality to LION's member brokers.

IMX will employ LION's established distribution channels, client service and online marketplace to support and market to the 2,600 broker companies that currently use IMX Exchange(R). LION will offer the IMX broker approval, online loan program and product discovery, real-time pricing engine and lock process to its 6,400 member brokers, as well as introduce the IMX technology to its network of over 200 active wholesale lenders. LION expects to introduce IMX Exchange(R) to its members in the third quarter of 2002.

"Our partnership with LION increases IMX's distribution by leveraging LION's extensive customer base, brand and market reach," said Richard Wilkes, President of IMX, Inc. "LION is a proven leader in the mortgage industry and has successfully attracted and supported an expanding base of online brokers and originators. We feel this alliance will broaden the penetration of our technology, streamline many of the key processes and add substantial liquidity to mortgage industry markets."

This strategic alliance also will expose the 10,000 existing IMX customers to LION's suite of online products for mortgage originators, which includes consumer traffic and leads, industry news, subprime lender tracking, automated underwriting, website development and support, and other value-added services. By incorporating IMX Exchange into its offering, LION anticipates significant new membership and marketing service revenue opportunities in coming periods.

"IMX Exchange(R) introduces state-of-the-art technology that electronically connects the mortgage broker and wholesale lender. Together, our companies can build an even stronger network of brokers, originators, wholesale lenders and industry partners," said Dave Stedman,

President of LION, Inc. "We believe that this exciting new relationship between LION and IMX points the way toward the future of mortgage banking."

ABOUT LION, INC.

LION, Inc. is a leader in online services that connect mortgage brokers with lenders and consumers more efficiently. The Company serves over 6,400 brokers with online broker loan search and productivity tools that are linked to over 23,000 loan programs nationwide. LION also provides the foundational architecture and database for co-branded and private label web sites that connect consumers to leading companies in the over $2 trillion mortgage industry. LION, Inc. has offices in two locations: Seattle, at 4700-42nd Ave. SW, Seattle, WA 98116, and Denver, at 2000 S Colorado Blvd, Denver, CO, 80222. For more information, please visit www.lioninc.com.

ABOUT IMX, INC.
IMX, Inc., based in Houston, Texas, is a leading provider of software solutions for the mortgage industry. IMX offers a comprehensive suite of workflow tools that enable mortgage lenders and originators to communicate and conduct business quickly and efficiently, online. All the company's products deliver real-time, fully-adjusted pricing to any user with browser access.
IMX Exchange is the largest business-to-business marketplace for the wholesale mortgage industry, with over 10,000 originator members representing over 2,600 mortgage brokerages in 47 states, as well as a network of some 50 national, regional and local lenders members. In 1999, the United States Patent and Trademark Office awarded the company patent #5,995,947 for its unique loan information and real-time trading system. For more information, please visit www.imx.com

                                       ###


This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: our substantial dependence on mortgage brokers and the mortgage broker industry; mortgage market trends; interest rate changes; housing and consumer trends effecting home purchases; the management of our potential growth; risks of new business areas and new Internet technology; joint-marketing and sales agreements; our need for additional financing; our ability to attract and retain high quality employees; changes in the overall economy and in technology; and the number and size of our Internet competitors. Statements in this release should be evaluated in light of these important factors. All information set forth in this release is as of May 8, 2002, and LION undertakes no duty to update this information. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed or to be filed with the Securities and Exchange Commission.

                                       2